Exhibit 4.1

Reg A+ Subscription Agreement Series A - 1 Principal Signature Required Make Checks Payable to: "STC as Escrow Agent for Legion Capital A - 1" OR Wire funds using the instructions below Submit to: jstackhouse@stctransfer.com OR mail to: Securities Transfer Corporation Attn: Janet Stackhouse 2901 Dallas Parkway, Suite 380 Plano, TX 75093 Phone: 469 - 633 - 0101 Wire Instructions STC as Escrow Agent for Legion Capital Corporation Series A - 1 Routing Number: 055003298 Account Number: 200418119 (New) Bank Name: Eagle Bank 7815 Woodmont Ave Bethesda, MD 20814

Section 1: Investment Amount *Note: Legion will not accept investments below $10,000 in any one term. Any investment above the stated minimum must be done in $1,000 increments. Section 2: Ownership and Funding Information ☐ Individual Investor ☐ Corporation, LLC, or Trust** (Select One Form of Ownership) ☐ Joint Tenants with Right of Survivorship* ☐ Tenants in Common* ☐ IRA, Employee Benefit Plan or other Retirement Plan տ Other (Please Specify) *Note: Both tenants must sign this agreement **Note: Include any Corporate resolutions, Trust documents, articles of incorporation or bylaws, Trustee Declarations, Plan documents, or any other paperwork affiliated with the individual authorized signor(s) of this subscription agreement. Fund Type (Select One): տ Qualified տ Non - Qualified Section 3: Statements Quarterly statements and notices will be sent to the email address below . Confidential - Legion will not share your contact information. Email Address: Section 4: General Suitability Requirements (Please Initial) I/We have received a copy of the Offering Circular, together with any related Offering Circular Supplement; The social security number or tax identification number listed on this agreement is correct; I am/We are not subject to backup withholding, either because the Internal Revenue Service has not notified me/us that I am/we are subject to backup withholding as a result of a failure to report all interest or dividends or I/we have been notified that I am/we are no longer subject to backup withholding; I/we acknowledge that my/our purchase is subject to the terms contained in the Offering Circular, may be rejected in whole or in part, and will not become effective until accepted by Legion Capital. Additionally, I authorize Legion or any of its designees to share information regarding my investments with the financial professional representing me/us in this transaction, unless authorization is expressly rescinded by me/us in writing; and I/We hereby acknowledge that this investment in Legion Capital is an illiquid investment vehicle. I hereby represent and warrant that I meet the qualifications to purchase this investment because (Please initial one ): I am a natural person, and the aggregate purchase price for the Securities I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater. I am a non - natural person, and the aggregate purchase price for the Securities I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year. I am an accredited investor. Offering Selection Dollar Amount 1 - Year Bond 2 - Year Bond 3 - Year Bond 5 - Year Bond Preferred Stock Total Dollar Amount

Section 5: Investor Contact Info Print Name of Investor Investor Date of Birth (MM/DD/YYYY) Investor Social Security Number Mailing Address City State Zip Investor Primary Phone Signature of Investor Print Name of Co - Investor Co - Investor Date of Birth (MM/DD/YYYY) Co - Investor Social Security Number Mailing Address City State Zip Co - Investor Primary Phone Signature of Co - Investor Date Signed – (MM/DD/YYYY) Date Signed – (MM/DD/YYYY Section 6: Entity Contact Info – ONLY Fill this Section out if Qualified or Entity Owned 6.1: ONLY for IRA's/Qualified Accounts, Trusts, LLCs, Corporations, other Entities Name of Investing Entity (Trust, LLC, or Qualified Account) IRA Account Number Date of Incorporation/Declaration of Trust (MM/DD/YYYY) Mailing Address City State Zip Tax ID of Entity (If applicable) Primary Phone Print Name of Authorized Signor Date Signed – (MM/DD/YYYY) Authorized Signature or Custodial Stamp if Applicable 6.2: ONLY for Non - Qualified investments associated with a brokerage account Brokerage Firm Name Account Number Mailing Address City State Zip Authorized Signature Date Signed (MM/DD/YYYY)

Bank Name Section 7: Direct Deposit Information ☐ I currently receive Direct Deposit payments from an existing Legion investment and instruct Legion to deposit all principal and interest payments for this subscription agreement into the same account ☐ Deposit my payments back into my IRA or Brokerage Account listed above ☐ Deposit my payments in the account listed below ☐ Send physical check to address of Primary Investor (Legion is not responsible for mailing delays in receiving interest, dividend, or principal payments via check ) Account Owner Name(s) Account Number Bank Routing Number (9 - Digits) Branch Location ☐ Savings տ Checking տ Other Section 8: Taxpayer Identification - This Person/Entity will receive the 1099

Section 9: Registered Representative Information

Is this a Fee-Based Investment Account? ☐ Yes ☐ No

Name **City** **State** **Zip**

Firm or DBA **Phone Number**

Mailing Address **Email Address**

Signature

Section 10: Broker Dealer/RIA Information - Principal Sign-Off

Name of Broker-Dealer/RIA **Broker-Dealer/RIA - Principal Signature**

Printed Name of Authorized Broker-Dealer/RIA

REMINDER - SUBMIT/MAIL/EMAIL TO:
Securities Transfer Corporation
Attn: Janet Stackhouse
2901 Dallas Parkway, Suite 380
Plano, TX 75093

JSTACKHOUSE@STCTRANSFER.COM
Phone: 469-633-0101

WIRE INSTRUCTIONS:
STC as Escrow Agent for Legion Capital Corporation
Routing Number: 055003298
Account Number: 200418119 (New for Series A-1)
Bank Name: Eagle Bank
7815 Woodmont Ave
Bethesda, MD 20814

For Legion Internal Use Only

Date Subscription Received in Good Order

Date Funds Received